Exhibit 99.1

Osiris Therapeutics Announces First Quarter 2015 Financial Results.

COLUMBIA, Md. — May 8, 2015 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), the leading cellular and regenerative medicine company focused on developing and marketing products to treat conditions in wound care, orthopaedics and sports medicine, announced today its financial results for the first quarter of 2015.

Highlights and Recent Developments

•                  Increased product revenue for the quarter to $21.0 million - a 109% increase over Q1 2014.

•                  Held gross margin remained consistent at 78%.

•                  Completed the quarter with after-tax income from operations of $1.4 million or $0.04 per share.

•                  Launched BIO4 ™ in collaboration with Stryker at the American Academy of Orthopaedic Surgeons.

•                  Increased coverage to 40 million Medicare lives, 21 million Medicaid lives and initiated commercial coverage for 37 million lives for Grafix®.

•                  Ended the quarter with $101.6 million of total assets.

“I am encouraged by the continued growth of our business, despite the changing market dynamics we experienced in the first quarter,” said Lode Debrabandere, Ph.D., President and Chief Executive Officer.  “During this quarter, our business completed the transition from Ovation® to BIO4 and also successfully adjusted to the CMS bundled-payment system inclusion of Grafix.  The wound care business continues to gain momentum, supported by the expansion of Medicare, Medicaid and commercial insurance coverage.”

First Quarter Financial Results

Product revenues during the first quarter of 2015 were $21.0 million, compared to $10.1 million during the first quarter of 2014, an increase of 109%.  Gross margin during the first quarter remained the same as the first quarter of 2014 at 78%.  Gross profit was $16.4 million during the first quarter of 2015 and $7.8 million during the same period of 2014.  The net income from continuing operations was $1.4 million in the first quarter of 2015 after recognizing income taxes of $0.6 million.  As of March 31, 2015, Osiris had $101.6 million of total assets.

Research and development expenses for the first quarter of 2015 were $1.6 million, increased from the $0.7 million incurred in the first quarter of 2014.  As a result of our increased commercial activity, our selling, general and administrative expenses were $12.8 million for the first quarter of 2015, compared to $7.2 million for the same period of the prior year.

Conference Call

A webcast and conference call to discuss the financial results is scheduled for today, May 8, at 9:00 a.m. ET.  To access the webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.  Alternatively, callers may participate in the conference call by dialing (877) 303-6133 (U.S. participants) or (970) 315-0493 (international participants).

An archive of the webcast will be available approximately two hours after the completion of the call.  To access the archived webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is the world leader in researching, developing and marketing regenerative medicine products that improve health and lives of patients and lower overall healthcare costs. Having developed the world’s first approved stem cell drug, the company continues to advance its research and development in biotechnology by focusing on innovation in regenerative medicine — including bioengineering, stem cell research and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4, Cartiform® and Grafix.

Osiris, Grafix, Cartiform and Ovation are registered trademarks of Osiris Therapeutics, Inc.  BIO4 is a trademark of Stryker Corporation (NYSE: SYK). More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our product and product candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for marketed Biosurgery products (including Grafix, BIO4 and Cartiform) and Biosurgery products under development; our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to address medical needs; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available, future products, to meet demand; our ability to commercialize and distribute our current and any future marketed products, including our ability and the ability of end users to obtain reimbursement from Medicare and other third party payors;  our relationships with collaborating partners; our ability to maintain and benefit from our collaborative arrangements; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Additional risks and uncertainties related to the prior sale of our ceMSC assets to Mesoblast include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees, the risk associated with the disposition of our ceMSC assets and the increased relative dependence on and importance of our other business including our Biosurgery business, the risk that we may not be able to fully benefit from the transaction through milestone payments or royalties, payment risks, including the risk associated with receipt of equity as consideration, in lieu of cash, and the risk of dependence on others to achieve results upon which milestone or royalty payments to us are conditioned.  In addition to all of the risks otherwise applicable to us and our business, there are numerous risks and uncertainties related to our collaborative relationships. For example, in the case of our Exclusive Service Agreement with Stryker for the commercialization of BIO4 these risks include, among others, typical business transactional risks, Stryker’s early termination rights, the ability of Stryker to successfully market and promote BIO4, the ability of Osiris to successfully fulfill its supply obligations, and the risk of dependence on others to generate sales of allograft services for BIO4.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Amanda Badillo

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

OSIRIS THERAPEUTICS, INC.

Condensed Balance Sheets

(amounts in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash	$3,704	$2,208
Investments available for sale	35,367	37,305
Trading securities	8,162	10,591
Trade accounts receivable, net of reserves	32,022	24,307
Other receivables	7,579	9,951
Inventory	11,939	10,924
Prepaids and other current assets	579	650
Total current assets	99,352	95,936

Property and equipment, net	2,165	2,087
Other assets	95	95

Total assets	$101,612	$98,118

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	9,830	$8,854
Capital lease obligations, current portion	45	45
Deferred commissions payable, current portion	1,667	1,667
Total current liabilities	11,542	10,566

Other long-term liabilities	3,586	3,589
Total liabilities	15,128	14,155

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 90,000 shares authorized, 34,390 shares outstanding - 2015, 34,346 shares outstanding - 2014	35	35
Additional paid-in-capital	288,759	287,525
Accumulated other comprehensive loss	(144)	(54)
Accumulated deficit	(202,166)	(203,543)
Total stockholders’ equity	86,484	83,963

Total liabilities and stockholders’ equity	$101,612	$98,118

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Comprehensive Income (Loss)

Unaudited

(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014

Product revenues	$21,003	$10,054
Cost of product revenues	4,609	2,212
Gross profit	16,394	7,842

Operating expenses:
Research and development	1,640	670
Selling, general and administrative	12,835	7,235
Fees paid to related parties	76	149
Share based payments to related parties	—	403
	14,551	8,457

Income (loss) from operations of continuing operations	1,843	(615)

Other income (expense), net	146	(126)

Income (loss) from continuing operations, before income taxes	1,989	(741)

Income tax (expense) benefit	(612)	130

Income (loss) from continuing operations	1,377	(611)
Discontinued operations:
Loss from operations of discontinued operations, net of income taxes of $165 in 2014
	—	(754)
Loss from discontinued operations	—	(754)

Net income (loss)	1,377	(1,365)

Other comprehensive income (loss)
Unrealized (loss) gain on investments available for sale	(90)	88

Comprehensive income (loss)	$1,287	$(1,277)

Basic income (loss) per share
Income (loss) from continuing operations	$0.04	$(0.02)
Loss from discontinued operations	—	(0.02)
Basic income (loss) per share	$0.04	$(0.04)

Diluted income (loss) per share
Income (loss) from continuing operations	$0.04	$(0.02)
Loss from discontinued operations	—	(0.02)
Diluted income (loss) per share	$0.04	$(0.04)

Weighted average common shares (basic)	34,358	34,148

Weighted average common shares (diluted)	34,821	34,148

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Cash Flows

Unaudited

(amounts in thousands)

	Three Months ended March 31,
	2015	2014
Cash flows from operating activities:
Continuing operations
Income (loss) from continuing operations	$1,377	$(611)
Adjustments to reconcile income (loss) from continuing operations to net cash used in operations of continuing operations:
Unrealized loss on trading securities	—	179
Realized loss (gain) on investments available for sale	19	(54)
Depreciation and amortization	267	214
Non cash share-based payments	852	883
Changes in operating assets and liabilities:
Accounts receivable	(7,715)	(4,204)
Inventory	(1,015)	(408)
Prepaid expenses and other current assets	4,872	72
Lease reserves	—	(25)
Accounts payable, accrued expenses, and other liabilities	984	(817)
Net cash used in operating activities of continuing operations	(359)	(4,771)
Discontinued operations
Loss from discontinued operations	—	(754)
Adjustments to reconcile loss from discontinued operations to net cash used in operations of discontinued operations:
Changes in operating assets and liabilities:
Accounts receivable and other current assets	—	(5)
Accounts payable and accrued expenses	—	(40)
Net cash used in operations of discontinued operations	—	(799)

Net cash used in operating activities	(359)	(5,570)

Cash flows from investing activities:
Purchases of property and equipment	(345)	(127)
Proceeds from sale of investments available for sale	22,221	5,000
Purchases of investments available for sale	(20,392)	—
Net cash provided by investing activities	1,484	4,873

Cash flows from financing activities:
Principal payments on capital lease obligations	(11)	(11)
Proceeds from the exercise of options to purchase common stock	328	634
Windfall tax benefit from stock-based compensation	54	—
Net cash provided by financing activities	371	623

Net increase (decrease) in cash	1,496	(74)
Cash at beginning of period	2,208	2,416

Cash at end of period	$3,704	$2,342

Supplemental disclosure of cash flows information:
Cash paid for income taxes	$422	$—
Supplemental disclosure of non cash activities:
Guaranteed payment related to trading securities	2,429	—
Unrealized loss on investments available for sale	90	—
Unrealized gain on investments available for sale	—	88